Exhibit 99.1

Jazz Pharmaceuticals Announces Proposed Offering of

$500 Million of Exchangeable Senior Notes

DUBLIN, Aug. 6, 2014 — Jazz Pharmaceuticals plc (Nasdaq: JAZZ) today announced that Jazz Investments I Limited, its wholly-owned subsidiary (the “Issuer”), intends to offer, subject to market conditions and other factors, $500 million aggregate principal amount of exchangeable senior notes due 2021 in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the offering, the Issuer expects to grant the initial purchasers an option to purchase up to an additional $75 million aggregate principal amount of such notes solely to cover over-allotments, if any.

The notes will be exchangeable under certain circumstances for cash, ordinary shares of Jazz Pharmaceuticals plc (“ordinary shares”), or a combination thereof, based on an exchange rate to be determined. The Issuer’s obligations under the notes will be fully and unconditionally guaranteed on a senior unsecured basis by Jazz Pharmaceuticals plc. The initial exchange rate, interest rate and certain other terms of the notes will be determined by negotiations between Jazz Pharmaceuticals and the initial purchasers.

Jazz Pharmaceuticals intends to use a portion of the net proceeds from the proposed offering to repay outstanding borrowings under its revolving credit facility and to use the remainder of the net proceeds for general corporate purposes, including potential business development activities.

The notes will be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act. None of the notes, the guarantee or the ordinary shares issuable upon exchange of the notes, if any, has been registered under the Securities Act or the securities laws of any other jurisdiction, and such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any notes, the guarantee or ordinary shares, nor shall there be any sale of notes, the guarantee or ordinary shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. Any offer, if at all, will be made only pursuant to Rule 144A under the Securities Act.

About Jazz Pharmaceuticals plc

Jazz Pharmaceuticals plc is a specialty biopharmaceutical company focused on improving patients’ lives by identifying, developing and commercializing differentiated products that address unmet medical needs. The company has a diverse portfolio of products and/or product candidates in the areas of sleep, hematology/oncology, pain and psychiatry. The company’s U.S. marketed products in these areas include: Xyrem® (sodium oxybate) oral solution, Erwinaze® (asparaginase Erwinia chrysanthemi), Prialt® (ziconotide) intrathecal infusion, Versacloz® (clozapine) oral suspension, FazaClo® (clozapine, USP) HD and FazaClo LD. Jazz Pharmaceuticals also has a number of products marketed outside the U.S., including Erwinase® and Defitelio® (defibrotide).

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements, including, but not limited to, all statements related to the proposed offering, including the expected principal amount and terms of the notes, and the expected use of the net proceeds from the proposed offering. These forward-looking statements are based on Jazz Pharmaceuticals’ current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with market conditions, whether the Issuer will offer the notes or whether Jazz Pharmaceuticals plc and the Issuer will be able to consummate the proposed offering at the anticipated size and on the anticipated terms, or at all, and the satisfaction of closing conditions related to the proposed offering; Jazz Pharmaceuticals’ ability to identify and acquire, in-license or develop additional products or product candidates to grow its business; and possible restrictions on Jazz Pharmaceuticals’ ability and flexibility to pursue certain future opportunities as a result of its substantial outstanding debt obligations. These and other risks and uncertainties relating to Jazz Pharmaceuticals and its business can be found under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals plc’s Securities and Exchange Commission filings and reports (Commission File No. 001-33500), including the Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 and future filings and reports by Jazz Pharmaceuticals plc. Jazz Pharmaceuticals undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events or changes in its expectations.

Contact Information

Investors

Kathee Littrell

Vice President, Investor Relations

Jazz Pharmaceuticals plc

Ireland, + 353 1 634 7887

U.S., + 1 650 496 2717

Media

Laurie Hurley

Vice President, Corporate Affairs

Jazz Pharmaceuticals plc

Ireland, + 353 1 634 7894

U.S., + 1 650 496 2796